Exhibit 99.1

          Adept Technology Reports Second Quarter Fiscal 2003 Results

     SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 22, 2003--Adept Technology, Inc. (Nasdaq/NMS:ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its second quarter ended December 28, 2002. Net revenues for the quarter ended December 28, 2002 were $10.7 million, a decrease of 25.5% from net revenues of $14.4 million for the quarter ended December 29, 2001. Gross margin for the quarter was 27.7% versus 36.4% in the same quarter a year ago. The decrease in gross margin reflects lower volumes and pricing pressure. Operating expenses for the quarter were $9.7 million, a decrease of 18.0% compared to $11.9 million in the quarter ended December 29, 2001. R&D and SG&A expenses for the quarter ended December 28, 2002 were $9.5 million, a decrease of 18.4% compared to $11.7 million for the same period a year ago. Adept reported a net loss of $6.7 million, or $0.45 per share, for the quarter ended December 28, 2002, versus a net loss of $6.6 million, or $0.48 per share, for the quarter ended December 29, 2001. The figures above include non-cash amortization of intangibles of $0.2 million for the quarter ended December 28, 2002 and $0.2 million for the quarter ended December 29, 2001. Cash and cash equivalents at the end of the quarter were $8.2 million.
     Brian R. Carlisle, Chairman and Chief Executive Officer of Adept noted, "The marketplace continues to be challenging and our results of operations reflect the soft capital equipment spending by our customers as well as the effects of pricing pressure."
     For the six months ended December 28, 2002, Adept reported revenues of $21.0 million compared to revenues of $27.8 million for the six months ended December 29, 2001, a decrease of 24.4%. Gross margin for the first half of fiscal 2003 was 23.7% versus 35.6% in the first half of fiscal 2002. Operating expenses for the six months ended December 28, 2002 were $21.0 million compared to $38.0 million in operating expenses for the same period a year ago, a decrease of 44.7%. For the first six months of fiscal 2003 Adept had operating losses of $16.0 million, as compared to operating losses of $28.0 million, before cumulative effect of change in accounting principle, for the first six months of fiscal 2002. The figures above include amortization and restructuring charges of $1.5 million for the six months ended December 28, 2002 and $12.7 million for the same period one year ago.
     Carlisle added, "While the capital expenditures of our customers remains weak, our new products are gaining market acceptance. In addition, we have continued to reduce our cost structure and manage our cash. We expect that these combined efforts will enable us to maintain our top line and show incremental improvement in our bottom line."

     Adept's Outlook

     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

    -- The company expects net revenues for the third quarter of fiscal 2003 to be up 3% to 12% from second quarter fiscal 2003 net revenues of $10.7 million.

    -- The company has experienced deterioration in average selling prices of several of its earlier generation products. In addition, the company is utilizing less than 50% of its capacity and expects its gross margin percentage to be approximately 27% to 30% for the third quarter of fiscal 2003. The company expects that as volume increases for newer generation products and the benefits of the expense reduction activities take effect, gross margins will steadily improve.

    -- R&D and SG&A expenses in the third quarter of fiscal 2003 are expected to be flat to down 5% compared to second quarter expenses of $9.5 million.

    -- The company is pursuing various debt and equity financing alternatives to improve its cash position. In the event that none of these financing alternatives is successfully concluded, the company expects to use substantially all of its cash in fiscal 2003.

    -- The company does not expect to book any tax benefit associated with current year operations during fiscal 2003.

    -- Depreciation and amortization is expected to be approximately $1.0 million in the third quarter of fiscal 2003.

     Investor Conference Call

     Brian Carlisle, Chairman and Chief Executive Officer, Mike Overby, Vice President and Chief Financial Officer, and John Dulchinos, Vice President Sales, will host an investor conference call today, January 22, 2003 at 5:00p.m. Eastern Time to review the company's financials and operations for the second quarter of fiscal 2003. The call will include statements regarding the company's anticipated financial performance in the third quarter of fiscal 2003. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for five business days from Wednesday, January 22, 2003 to Wednesday, January 29, 2003. Listeners should call 800.428.6051 and use PIN No. "281881."

     This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers, including in the semiconductor industry and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the company's continuing operating losses causing the company to need to raise additional financing in the future; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; decreased acceptance of the company's new or current products in the marketplace; or the risks of the company's failure to comply with Nasdaq's listing requirements.
     For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2002, and Adept's quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2002, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.
     Adept Technology, Inc. designs, manufactures and markets intelligent production automation solutions for the photonics, telecommunication, semiconductor, automotive, appliance, food and life sciences industries throughout the world. Adept products are used for small parts assembly, material handling and ultra precision process applications and include robot mechanisms, real-time vision and motion controls, machine vision systems, system design software, process knowledge software, precision solutions and other flexible automation equipment. Adept was incorporated in California in 1983. More information is available at www.adept.com.


                        ADEPT TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                 (In thousands, except per share data)


                             Three months ended    Six months ended
                            -------------------- ---------------------
                              Dec. 28, Dec. 29,    Dec. 28,  Dec. 29,
                                  2002     2001        2002      2001
                            ----------- -------- ----------- ---------
                                 (unaudited)           (unaudited)

Net revenues                   $10,748  $14,431     $21,023   $27,816
Cost of revenues                 7,773    9,172      16,032    17,909
                            ----------- -------- ----------- ---------
Gross margin                     2,975    5,259       4,991     9,907
Operating expenses:
 Research, development and
  engineering                    3,071    4,585       6,593    10,423
 Selling, general and
  administrative                 6,477    7,117      12,920    14,831
 Restructuring expenses              -        -       1,136    12,336
 Amortization of other
  intangibles                      199      180         348       360
                            ----------- -------- ----------- ---------
Total operating expenses         9,747   11,882      20,997    37,950
                            ----------- -------- ----------- ---------

Operating loss                  (6,772)  (6,623)    (16,006)  (28,043)

Interest income, net                30      137         209       219
                            ----------- -------- ----------- ---------

Loss before income taxes
 and cumulative effect of
 change in accounting
 principle                      (6,742)  (6,486)    (15,797)  (27,824)

Provision for income taxes           -       66          31       146
                            ----------- -------- ----------- ---------

Net loss before cumulative
 effect of change in
 accounting principle           (6,742)  (6,552)    (15,828)  (27,970)

Cumulative effect of change
 in accounting principle (a)         -        -           -    (9,973)
                            ----------- -------- ----------- ---------

Net loss                       $(6,742) $(6,552)   $(15,828) $(37,943)
                            =========== ======== =========== =========

Net loss per share:

Before cumulative effect
 of change in
 accounting principle

 Basic                         ($ 0.45) ($ 0.48)    ($ 1.08)  ($ 2.07)
                            =========== ======== =========== =========
 Diluted                       ($ 0.45) ($ 0.48)    ($ 1.08)  ($ 2.07)
                            =========== ======== =========== =========

After cumulative effect
 of change in
 accounting principle

 Basic                         ($ 0.45) ($ 0.48)    ($ 1.08)  ($ 2.81)
                            =========== ======== =========== =========
 Diluted                       ($ 0.45) ($ 0.48)    ($ 1.08)  ($ 2.81)
                            =========== ======== =========== =========
Number of shares used in
 computing per share amounts:

 Basic                          15,074   13,567      14,701    13,485
                            =========== ======== =========== =========

 Diluted                        15,074   13,567      14,701    13,485
                            =========== ======== =========== =========

(a) The cumulative effect of change in accounting principle of $10.0 million was originally reported in our results of operations in the Form 10-Q for the fiscal quarter ended March 30, 2002, when the amount of the impairment under SFAS 142 was determined. However, because the impairment relates to the effective date of SFAS 142, or July 1, 2001 for Adept, the cumulative effect of change in accounting principle was properly restated to the first quarter of fiscal 2002 and is reflected in the six month period ended December 29, 2001 in the table above.


                        ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                December 28,  June 30,
                                                     2002       2002
                                                  --------------------
                                                 (unaudited)
ASSETS

Current assets:
   Cash, cash equivalents and short term
    investments                                     $8,172    $21,681
   Accounts receivable, less allowance for
    doubtful accounts of $851 at
    December 28, 2002 and $832 at June 30, 2002     10,403     12,500
   Inventories                                      10,246     11,189
   Prepaid expenses and other current assets         2,901        854
                                                   -------    --------
              Total current assets                  31,722     46,224

Property and equipment at cost                      13,238     12,688
Less accumulated depreciation and amortization       8,493      6,965
                                                   --------   --------
Net property and equipment                           4,745      5,723

Goodwill                                             7,671      6,889
Other intangibles, net                               1,556      1,124
Other assets                                         2,433      2,534
                                                   --------   --------

              Total assets                         $48,127    $62,494
                                                   ========   ========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
 STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                 $7,856    $6,561
   Other accrued liabilities                         9,077    10,428
   Accrued restructuring charges                     1,798     1,909
                                                  ---------  ---------
              Total current liabilities             18,731    18,898

Commitments and contingencies

Long term liabilities:
   Restructuring charges                               706     1,450
   Other long term liabilities                       2,099     1,242

Redeemable convertible preferred stock              25,000    25,000

Total shareholders' equity                           1,591    15,904
                                                  --------------------

              Total liabilities and shareholders'
               equity                              $48,127   $62,494
                                                  ====================

    CONTACT: Adept Technology Inc.
             Michael Overby, Chief Financial Officer, 408/434-5112 investor.relations@adept.com